Exhibit 99.1

MoneyOnMobile, Inc. Schedules Q3-FY2018 Earnings Conference Call
DALLAS and MUMBAI, INDIA - (February 14th, 2018) - MoneyOnMobile, Inc. (OTCQB: MOMT) will provide an operational update and unaudited financial results of the company's Q3-2018 during a conference call and webcast on Wednesday, February 21st, 2018 at 10:30am Central (11:30am Eastern).
Participants can register for the online presentation by visiting moneyonmobile.webex.com, or join the call from a phone by dialing +1-844-740-1264 Toll Free within the U.S. and enter access code: 663 307 648. If you need assistance with the conference call, or would like to submit a question to be answered during the call please email Greg Allbright - gallbright@moneyonmobile.in.
About MoneyOnMobile, Inc.
MoneyOnMobile, Inc. is an India focused mobile payments technology and processing company offering mobile payment services. MoneyOnMobile enables Indian consumers to use mobile phones to pay for goods and services or transfer funds from one cell phone to another. It can be used as simple SMS text functionality or through the MoneyOnMobile application or internet site. MoneyOnMobile has more than 350,000 retail locations throughout India.
Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on July 6, 2017. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.
Web site: www.MoneyOnMobile.in
Twitter: https://twitter.com/MoneyOnMobile
Facebook: https://www.facebook.com/MoneyOnMobile.Official/
LinkedIn: https://www.linkedin.com/company/moneyonmobile
YouTube: https://www.youtube.com/c/MoneyOnMobileofficial

Media Contact (Global):
Greg Allbright
Head of Global Communications
Dallas, Texas
+1 (214) 208-0923
gallbright@moneyonmobile.in

Investor Relations:

Exhibit 99.1

Integra Consulting Group, LLC
Jeremy G. Roe, Founder, Managing Partner
+1 (925) 262-8305
jeremy@integracg.net